As filed with the Securities and Exchange Commission on September 29, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCCULOGIX, INC. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3434771 (I.R.S. Employer Identification Number)
2600 Skymark Avenue Unit 9, Suite 201 Mississauga, Ontario L4W 5B2 (905) 602-0887 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Suh Kim, Esq.
OccuLogix, Inc.
2600 Skymark Avenue
Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(905) 602-0887
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock ($.001 par value)	8,399,983 shares	$2.15	$18,059,963.45	$1,933

(1)
Computed in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for the registrant’s shares of Common Stock ($.001 par value) as reported on the Nasdaq Global Market on September 26, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated September 29, 2006

Prospectus

8,399,983 SHARES

OCCULOGIX, INC.

Common Stock

($.001 par value)

The 8,399,983 shares of Common Stock, $.001 par value (the “Common Stock”), of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) offered hereby may be sold from time to time by certain security holders of the Company (the “Selling Stockholders”). See “Selling Stockholders.”

All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents.

The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq Global Market at the market prices then prevailing. Sales of the shares offered hereby may also be made through negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through which the sales of the shares offered hereby may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and their commissions and discounts and other compensation may be regarded as underwriters’ compensation. See “Plan of Distribution.”

The Common Stock is quoted on the Nasdaq Global Market under the symbol “OCCX.”

See “Risk Factors” on page 3 for a discussion of certain factors that should be considered by prospective investors in the Common Stock offered hereby.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2006.

TABLE OF CONTENTS

Page

ADDITIONAL INFORMATION ...2

THE COMPANY ...2

RISK FACTORS ...3

USE OF PROCEEDS ...4

RECENT DEVELOPMENTS ...4

SELLING STOCKHOLDERS ...4

PLAN OF DISTRIBUTION ...5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..........................................................................................................................................................................................6

LEGAL MATTERS ...7

EXPERTS ...7

-i-

TABLE OF CONTENTS
(continued)
Page

ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the “Commission”), Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby (as amended and supplemented, the “Registration Statement”). This Prospectus forms part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits filed therewith. All of these documents may be inspected without charge at the Public Reference Section of the principal office of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies may be obtained by mail from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains the Registration Statement, the exhibits thereto and the documents incorporated by reference therein. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

The Company furnishes its stockholders with annual reports containing financial statements audited by independent accountants for each fiscal year and quarterly reports for the first three fiscal quarters of each year containing unaudited summary financial information.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the principal office of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of such materials may be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company. The Common Stock is traded on the Nasdaq Global Market and, in accordance therewith, the Company files reports, proxy statements and other information with the Nasdaq Global Market.

THE COMPANY

The Company is a Delaware corporation with executive offices at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2, Canada and its telephone number at that address is 905-602-0887.

RISK FACTORS

Prior to making an investment decision, prospective investors should consider carefully the information and financial data included or incorporated by reference in this Prospectus or any Prospectus Supplement.

Except for the historical information contained in this Prospectus or incorporated by reference, this Prospectus (and the information incorporated by reference in this Prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K/A for the year ended December 31, 2005 and our Quarterly Reports on Forms 10-Q and 10-Q/A for 2006, which are incorporated by reference.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the shares offered in this Prospectus.

RECENT DEVELOPMENTS

Acquisition of Solx, Inc.

On September 1, 2006, the Company issued a press release announcing that it had completed its acquisition of Solx, Inc. (“SOLX”), a Delaware corporation that has developed a platform for the treatment of glaucoma. On August 1, 2006, the Company entered into an Agreement and Plan of Merger with OccuLogix Mergeco, Inc. (“Merger Sub”), a Delaware corporation and then a wholly owned subsidiary of the Company, SOLX and Doug P. Adams, John Sullivan and Peter M. Adams, acting, in each case, in his capacity as a member of the Stockholder Representative Committee referred to therein (together with the Amending Agreement, dated as of August 30, 2006, by and among such parties, the “Merger Agreement”). On September 1, 2006, pursuant to the Merger Agreement, SOLX became a wholly owned subsidiary of the Company upon the filing with the Secretary of State of Delaware of a merger certificate which effected the merger (the “Merger”) of Merger Sub with and into the Company. SOLX continued as the surviving corporation.

In connection with the Merger, the Company issued an aggregate of 8,399,983 shares of its common stock to the stockholders of SOLX, who are the Selling Stockholders under this Prospectus, and paid them $7,000,000 in cash. Pursuant to the Merger Agreement, the Company will make additional cash payments of $3,000,000 and $5,000,000 on the first and second anniversaries of September 1, 2006, respectively. The Company will pay an additional $5,000,000 to the Selling Stockholders if final approval is received from the U.S. Food and Drug Administration for the marketing and sale of SOLX’s DeepLight GMS gold shunt on or prior to December 31, 2007.

In connection with the Merger, the Company entered into a Registration Rights Agreement with the Stockholder Representative Committee referred to above pursuant to which we agreed to prepare and file with the Commission the Registration Statement of which this Prospectus is a part. Pursuant to the Registration Rights Agreement, we further agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof but, in any event, prior to the 90th calendar day following September 1, 2006 if the Commission does not conduct a review of the Registration Statement and prior to the 120th calendar day following September 1, 2006 if the SEC conducts a review of the Registration Statement.

In addition, each of the Selling Stockholders entered into a lock-up agreement with us pursuant to which each of them agreed that without our prior written consent (which may be withheld in our sole discretion) he, she or it would not offer, sell or enter into any similar transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition) any of the shares of Common Stock issued to him, her or it in connection with the Merger. This restriction will lapse on the 180th day following September 1, 2006 with respect to 50% of each Selling Shareholder’s shares and the balance of the shares will become free of this restriction on September 1, 2007.

SELLING STOCKHOLDERS

Prior to the Merger, Doug P. Adams served as the President and Chief Executive Officer of SOLX and was a significant stockholder of SOLX. As of September 1, 2006, Mr. Adams joined the senior management team of the Company as the President and Founder of the SOLX Division. A number of the other Selling Stockholders were employees of SOLX at the time of the Merger and remain employees of SOLX.

Shirley K. McGarvey, one of the Selling Stockholders, has been providing clinical regulatory consulting services to the Company since 2004. We paid McGarvey Group, Ms. McGarvey’s consulting firm, approximately $64,000 in fees in 2004, approximately $318,000 in fees in 2005 and approximately $337,000 in fees in 2006 to date. Ms. McGarvey also served as a clinical regulatory consultant to SOLX prior to the Merger. At the present time, our intention is to continue retaining her services.

The following table sets forth certain information as of September 26, 2006 (and as adjusted to reflect the sale of all of the shares of Common Stock offered hereby by the Selling Stockholders) with respect to the beneficial ownership of the Common Stock by the Selling Stockholders. Except as set forth in the footnotes to the table, all of these shares of Common Stock are owned with sole voting and investment power. See “Recent Developments” for additional information regarding the Selling Stockholders.

Name of Selling Stockholder	Shares Of Common Stock Owned Prior To Offering	Shares Of Common Stock Offered Pursuant To Offering	Shares of Common Stock Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Boston Scientific Corporation	2,629,544	2,629,544	-	*
Doug Adams		1,309,329
Boston University		925,270
Candela Corporation		1,260,308
Citigroup Global Markets, Inc., Custodian for benefit of Peter Adams IRA	131,398	131,398	-	*
Pete and Debbie Adams, as joint tenants	169,054	169,054	-	*
John Sullivan	364,483	364,483	-	*
Robert W. Higgins	249,000	249,000	-	*
Jerauld J. Cutini	194,634	194,634	-	*
Dr. Gabriel Simon		134,946
Cynosure, Inc.		133,511
Steven J. Karas and Cynthia J. Harper (joint tenants)	131,398	131,398	-	*
Edward S. Harriman	103,804	103,804	-	*
Shirley K. McGarvey	144,646	119,896	24,750	*
Douglas R. Curtis		51,902
Kim Tietz and Catherine Maguire (joint tenants)	41,521	41,521	-	*
Bryan Fish	25,951	25,951	-	*
Bryan Fish F/B/O Pensco SEP IRA	13,235	13,235	-	*
Steven Gold, as trustee of the David B. Gold Foundation	38,926	38,926	-	*
Shareef Mahdavi		31,141
Arthur W. Dunkley and Anne L. Dunkley, co-trustees of the Arthur W. and Anne L. Dunkley Marital Property Trust UDT 12/3/87	25,951	25,951	-	*
Clarence Bruce Sparks and Carolyn Sparks (joint tenants)		25,951
Richard Duquette, as Trustee of the Richard and Wanda Duquette 1994 Trust	25,951	25,951	-	*
Hollis Caswell		25,951
Keith Uhlin and Karen Uhlin (joint tenants)	25,951	25,951	-	*
Mark W. Able	25,951	25,951	-	*
Timothy A. Ramos		25,951
Dr. Vincent Michael Patella		20,760
Ron Greenberg		31,141
Janet Fish F/B/O Pensco SEP IRA	13,235	13,235	-	*
Daniel J. Summers	12,975	12,975	-	*
Kenneth C. Noonan, as Trustee of Kenneth C. Noonan Family Trust	12,975	12,975	-	*
Steven Gold	12,975	12,975	-	*
Kim Teitz 401(k)	10,380	10,380	-	*
John Shadduck		5,190
Barry Unger		18,684
Robert Ritch	20,760	20,760	-	*

__________________ * Less than 1%

PLAN OF DISTRIBUTION

The Selling Stockholders and their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the Nasdaq Global Market or any other U.S. stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares of the Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus is a part;

•	agreement with broker-dealers pursuant to which they agree to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and, in the case of a principal transaction, a markup or markdown, in compliance with NASDR IM-2440.

In connection with the sale of shares of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions which, in turn, may engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions or loan or pledge the Common Stock to broker-dealers that, in turn, may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of the Common Stock offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling shares of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event, shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred incident to the registration of the shares of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised the Company that such Selling Stockholder has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares of the Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of such shares by the Selling Stockholders.

The Company has agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be sold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect and (ii) all of the shares of the Common Stock have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of the Common Stock will be sold only through registered or licensed brokers or dealers, if required under applicable state securities laws. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. The Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended by a Form 10-K/A, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, as amended by a Form 10-Q/A, and June 30, 2006 and Current Reports on Form 8-K dated September 5, 2006, August 3, 2006, April 7, 2006, March 14, 2006 and February 6, 2006, the Company’s Definitive Proxy Statement dated April 28, 2006, in connection with the 2006 Annual Meeting of Stockholders, and the description of the Company’s capital stock contained in its Registration Statement on Form 8-A, filed on November 17, 2004, all of which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to William G. Dumencu, 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2, Canada (Telephone: 905-602-0887).

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for the Company by Torys LLP, 237 Park Avenue, New York, New York 10017.

EXPERTS

The consolidated financial statements of OccuLogix appearing in OccuLogix’s Annual Report (Form 10-K/A) for the year ended December 31, 2005, and OccuLogix’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses in connection with the distribution of the securities being registered hereunder.

S.E.C. registration fee*	$ 1,933
Accounting fees and expenses	•
Legal fees and expenses	•
Miscellaneous expenses	•
Total	$ •
________________

* Actual fee

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and the stockholders for monetary damages for breaches of directors’ fiduciary duties. The amended and restated certificate of incorporation of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

Our amended and restated certificate of incorporation also provides that the registrant has the power to indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of the final disposition of any proceeding, provided that, if the DGCL requires, such advance payment will be made only if we receive an undertaking to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be so indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act of 1933”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.

Item 16. Exhibits.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby further undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned Registrant hereby further undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iv)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints each of Elias Vamvakas and William G. Dumencu as attorney-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually, and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) as the attorney-in-fact acting in the premises deems appropriate and to file the same with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, on the 29th day of September, 2006.

                        OCCULOGIX, INC.

By	/s/ Elias Vamvakas
                                             Elias Vamvakas
                                                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Elias Vamvakas _____________________________________________________ Elias Vamvakas	Chief Executive Officer and Chairman of Board of Directors	September 29, 2006
/s/ William G. Dumencu _____________________________________________________ William G. Dumencu	Chief Financial Officer and Principal Accounting Officer	September 29, 2006
/s/ Jay T. Holmes _____________________________________________________ Jay T. Holmes	Director	September 29, 2006
/s/ Thomas N. Davidson _____________________________________________________ Thomas N. Davidson	Director	September 29, 2006
/s/ Richard L. Lindstrom _____________________________________________________ Richard L. Lindstrom	Director	September 29, 2006
/s/ Georges Noël _____________________________________________________ Georges Noël	Director	September 29, 2006
/s/ Adrienne L. Graves _____________________________________________________ Adrienne L. Graves	Director	September 29, 2006
/s/ Gilbert S. Omenn _____________________________________________________ Gilbert S. Omenn	Director	September 29, 2006

INDEX TO EXHIBITS

Exhibit Number	Document Description

5	Opinion of Torys LLP
10	Registration Rights Agreement
23.1	Consent of Ernst & Young LLP
23.2	Consent of Torys LLP (contained in Exhibit 5)
24	Power of Attorney (See signature page)